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                                                                     EXHIBIT 4.3




                     AMENDED REGISTRATION RIGHTS AGREEMENT

         This First Amendment to the Registration Rights Agreement dated March 21, 1994, by and between American Eagle Group, Inc., a Delaware corporation (the "Company"), Mason Best Company, L.P., a Texas limited partnership ("Mason Best"), (the "Registration Rights Agreement"), is made and entered into as of December 31, 1996.

1. All capitalized terms shall have the definitions assigned to them in the Registration Rights Agreement.

2. Nelson Hurst Overseas Holdings, Ltd., a United Kingdom company, is a party to the Registration Rights Agreement. Nelson Hurst and its successors and assigns no longer own any Registrable Securities and are, therefore, not parties to this Amendment.

3. Section 5(a) of the Registration Rights Agreement is hereby amended to provide in full as follows:

                (a) If the offering to be made pursuant to Section 2 is initiated by the Company or by a holder pursuant to any registration rights agreement with the Company (a "Demanding Holder") the inclusion of the Registrable Securities may be conditioned or restricted if, in the good faith opinion of the managing underwriter (or underwriters) of the securities to be sold (or, in the absence thereof, of the principal investment banker acting on behalf of the Company or the Demanding Holder in effecting such sale) for which such Registration Statement is being filed, such inclusion will have a material adverse impact on the offering of the securities being so registered. If the number of Registrable Securities is so restricted, then no securities of other security holders shall be included in the offering unless all securities which the Company or the Demanding Holder, as the case may be, is attempting to sell are included therein, and any reduction required thereafter is made pro rata among the selling shareholders based on the number of securities held.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Registration Rights Agreement as of the date first above written.

                                  AMERICAN EAGLE GROUP, INC.


                                  By:  /s/ FREDERICK G. ANDERSON
                                     -----------------------------------------

                                  Name: Frederick G. Anderson
                                       ---------------------------------------
                                  Title: Senior Vice President/General Counsel
                                        --------------------------------------

                                  MASON BEST COMPANY, L.P.

                                  By:  MB Partners, Ltd., General Partner

                                       By:  E.L. Mason Corporation,
                                            General Partner

                                       By: /s/ ELVIS L. MASON
                                          ------------------------------------

                                       Name: Elvis L. Mason
                                            ----------------------------------

                                       Title: President
                                             ---------------------------------